Exhibit 99

          Positive Non-Operating Items and Improved Operating
     Performance Expected to Impact Carpenter Technology Earnings

   WYOMISSING, Pa.--(BUSINESS WIRE)--xx--Carpenter Technology Corporation (NYSE:CRS) today reported that certain non-operating items, in addition to the continued improvement in its operating performance, are expected to have a positive impact on earnings for the second fiscal quarter ending December 31, 2003.
   In the current second quarter, the company received $5.2 million, or the equivalent of $.14 per diluted share, from U.S. Customs under the "Continued Dumping and Subsidy Offset Act of 2000."
   Last year in the second quarter, Carpenter received $2.5 million, or the equivalent of $.07 per diluted share, under the Act.
   Also in the quarter, Carpenter resolved an outstanding state tax matter. As a result of this and other tax valuation adjustments, the company will reverse certain income tax reserves totaling at least $2.4 million or the equivalent of $.10 per diluted share.
   In addition to these non-operating items, Carpenter expects that its second quarter income before other income and expense (net sales less cost of sales and selling and administrative expenses), will show continued year-over-year improvement as demonstrated during the last several quarters, after adjusting for the effects of non-cash pension and retiree medical benefits.
   Carpenter will provide details of its second quarter results in its earnings release and quarterly conference call tentatively scheduled for January 23, 2004. Details of the call will be provided during the week of January 5.
   Carpenter produces and distributes specialty materials and various engineered products. Information about Carpenter can be found on the Internet at www.cartech.com, with selected products sold online at www.carpenterdirect.com.

   Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2003, its form 10-Q for the first quarter, and its most recent registration statement on Form S-4, filed on September 16, 2003, as amended on October 3, 2003. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, power generation, automotive, industrial and consumer, all of which are subject to changes in general economic and financial market conditions; 2) the ability of Carpenter to ensure adequate supplies of raw materials and to recoup increased costs of electricity, natural gas, and raw materials, such as nickel, through increased prices and surcharges; 3) domestic and foreign excess manufacturing capacity for certain metals that Carpenter produces; 4) fluctuations in currency exchange rates, resulting in increased competition and downward pricing pressure on certain Carpenter products; 5) the degree of success of government trade actions; 6) fluctuations in stock markets, which could impact the valuation of the assets in Carpenter's pension trusts and the accounting for pension assets; 7) the potential cost advantages that new competitors or competitors who have reorganized through bankruptcy may have; 8) the transfer of manufacturing capacity from the United States to foreign countries; and 9) the consolidation of customers and suppliers. Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

    CONTACT: Carpenter Technology Corporation
             Investors:
             Jaime Vasquez, 610-208-2165
             jvasquez@cartech.com
                 or
             Media:
             Katharine B. Marshall, 610-208-3034
             kmarshall@cartech.com